Exhibit 99.1

Contact:

Rob Mills

Chief Financial Officer

Knology, Inc.

706-645-8970

rob.mills@knology.com

KNOLOGY REPORTS FOURTH QUARTER AND FULL-YEAR 2003 RESULTS

Highlights:

•	Revenue increases to $45.6 million for quarter and $172.9 million for year.

•	EBITDA, as adjusted increased to $9.3 million for quarter and $33.0 million for year.

•	Net loss for the fourth quarter was $16.6 million or $0.94 per share.

•	Total connections grow to 381,815 and marketable passings increase to 737,145. The growth includes 58,422 connections and 287,094 marketable passings acquired from Verizon Media in the fourth quarter of 2003.

•	Completed IPO in the fourth quarter.

WEST POINT, Ga.—(March 15, 2004)—Knology, Inc. (Nasdaq: KNOL) today reported financial and operating results for the fourth quarter and year ended December 31, 2003. Total revenue for the fourth quarter and full year of $45.6 million and $172.9 million, respectively, represented increases of 17.6% and 21.9% over total revenue for the same periods one year ago of $38.8 million and $141.9 million. Knology reported EBITDA, as adjusted of $9.3 million for the fourth quarter of 2003, which represented a 26.7% increase over the EBITDA, as adjusted of $7.4 million for the fourth quarter of 2002. EBITDA, as adjusted of $33.0 million for the full year of 2003 grew 57.2% over EBITDA, as adjusted of $21.0 million for the full year of 2002.

Knology reported a net loss for the fourth quarter of 2003 of $16.6 million or $0.94 per share. In the fourth quarter of 2002, Knology reported net income of $87.0 million, which included a restructuring gain and special charges, net, of $108.3 million. Excluding those charges, Knology’s net loss for the fourth quarter of 2002 would have been $21.3 million or $424.09 per share. For the full year of 2003, Knology reported a net loss of $87.8 million or $5.17 per share compared with a net loss of $2.6 million or $52.20 per share in 2002. The 2002 net loss per share numbers are calculated based on common shares outstanding in 2002 and do not include the common equivalent shares for the preferred stock which was converted to common in conjunction with our IPO in December 2003. The net loss for 2002 included a restructuring gain and special charges, net of $94.8 million and the net loss for the 2003 included a charge of $12.4 million during the third quarter for a loss on an investment in a non-operating asset.

Knology also completed an initial public offering of common stock in the fourth quarter of 2003 with net proceeds of approximately $50 million. Subsequent to year end, the underwriters of the transaction exercised their over-allotment option which provided Knology with an additional $7 million of net

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Knology Reports Fourth Quarter and Full –Year 2003 Results

March 15, 2004

proceeds for total net proceeds from the IPO of approximately $57 million. A portion of the proceeds were used to fund the Verizon Media acquisition and the remainder will be used to upgrade the network acquired from Verizon Media in Pinellas County, Florida and general corporate purposes.

“2003 was a strategic year for Knology, with many notable successes in spite of difficult industry conditions,” said Rodger L. Johnson, President and Chief Executive Officer of Knology, Inc. “We addressed our capital structure to improve our financial position and future operating results. At the same time, we were able to grow by retaining our focus on operations and executing our business plan. Because of our accomplishments in 2003, we are well positioned to further improve our operating and financial results as we continue to build value for all of our shareholders.”

Fourth Quarter Key Operating Metrics

	4Q03		3Q03	4Q02	Sequential % Change	Year-Over- Year% Change
Marketable Homes Passed	737,145		446,251	436,462	65.2%	68.9%
Connections
Cable Television	183,783		133,267	129,452	37.9%	42.0%
Telephone
On-Net	118,872		118,038	108,484	0.7%	9.6%
Off-Net	5,678		5,450	4,988	4.2%	13.8%

Total Telephone	124,550		123,488	113,472	0.9%	9.8%
High-Speed Internet	73,482		62,276	50,225	18.0%	46.3%
Total On-Net Connections	376,137		313,581	288,161	19.9%	30.5%
Total Connections	381,815		319,031	293,149	19.7%	30.2%
Residential Connections	348,489		286,739	263,889	21.5%	32.1%
Business Connections	33,326		32,292	29,260	3.2%	13.9%
Average Monthly Revenue Per Connection	$47.37	*	$46.43	$44.84	2.0%	3.1%
Average Monthly Connection Churn	2.7%		2.9%	2.6%	N/A	N/A

*	Does not include the acquired Verizon Media connections in Pinellas as a part of this calculation.

For full descriptions of the above metrics, please refer to Definitions of Operating and Non-GAAP Financial Measures on page 9 of this release.

Balance Sheet/Cash Flow

As of December 31, 2003, Knology had cash and cash equivalents of $63.3 million and stockholders’ equity of $150.9 million. Cash flow provided by operations was $10.6 million for the quarter, bringing year-to-date cash flow provided by operations to $29.5 million. Capital expenditures totaled $9.0 million for the fourth quarter and $35.5 million for 2003.

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Knology Reports Fourth Quarter and Full –Year 2003 Results

March 15, 2004

Robert K. Mills, Chief Financial Officer, said, “Knology’s financial position is much stronger as we enter 2004 because of the continued growth in EBITDA, as adjusted and due to the equity raised by our IPO. With a net debt to EBITDA, as adjusted ratio of 5.7 times fourth quarter 2003 annualized EBITDA, as adjusted we are well positioned to pursue our growth objectives for the future. Our focus remains on executing our business plan to achieve profitable growth and increased operating cash flow in 2004.”

Conference Call and Replay

Knology has scheduled a conference call, which will be broadcast live over the Internet, on Tuesday, March 16, 2004 at 10:00 a.m. Eastern Standard Time. Investors, analysts and the general public will have the opportunity to listen to the conference call free over the Internet by visiting Knology’s Web site at www.knology.com or www.fulldisclosure.com. An audio archive will be available on Knology’s website at www.knology.com or www.fulldisclosure.com for approximately 30 days. Also, following the conclusion of the call, a telephonic replay will be available through midnight on Friday, March 19, by dialing 1-800-642-1687 or local 706-645-9291 (Confirmation I.D.6015759).

About Knology

Knology, Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem. For more information, please visit www.knology.com.

Information about Forward-Looking Statements

This press release includes “forward-looking” statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are subject to future events, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied. Our revenues and earnings and our ability to achieve our planned business objectives will be subject to a number of factors that make estimates of future operating results uncertain, including, without limitation, (1) that we will not retain or grow our customer base, (2) that our suppliers and customers may refuse to continue doing business with us or may refuse to extend trade credit to us, (3) that we will fail to be competitive with existing and new competitors, (4) that we will not adequately respond to technological developments that impact our industry and markets, (5) that needed financing will not be available to us if and as needed, (6) that a significant change in the growth rate of the overall U.S. economy will occur such that there is a material impact on consumer and corporate spending, (7) that we will not be able to complete future acquisitions, that we may have difficulties integrating acquired businesses, or that the cost of such integration will be greater than we expect, and (8) that some other unforeseen difficulties occur, as well as those risks set forth in our Annual Report on Form 10-K/A for the year ended December 31, 2002, and our other filings with the SEC. This list is intended to identify only certain of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included herein. Forward-looking statements relating to expectations about future results or events are based upon information available to us as of today’s date, and we do not assume any obligation to update any of these statements.

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Knology Reports Fourth Quarter and Full –Year 2003 Results

March 15, 2004

Definitions of Operating and Non-GAAP Financial Measures

We provide readers financial measures generated using generally accepted accounting principles (“GAAP”) and using adjustments to GAAP (“Non-GAAP”). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.

The Non-GAAP financial measures used in this release include the following:

•	Net debt is a non-GAAP measure calculated as total debt, including current portion, less cash and cash equivalents. A reconciliation of net debt to total debt and a calculation of the ratio of net debt to EBITDA, as adjusted is attached to this press release.

•	EBITDA, as adjusted is a non-GAAP measure calculated as earnings before interest; taxes; depreciation and amortization; charges related to reorganization; gain on debt extinguishment; non-cash stock option compensation; special litigation expenses; gain on warrants; loss on investment and other income/expense. A reconciliation of EBITDA, as adjusted to net loss for 2002 and our net loss for 2003 is attached to this press release.

The other operating metrics used in this release include the following:

•	Total Connections—Because we deliver multiple services to our customers, we report the total number of connections for video, voice and data rather than the total number of customers. We count each video, voice or data purchase as a separate connection. For example, a single customer who purchases cable television, local telephone and Internet access services would count as three connections. We do not record the purchase of digital video services by an analog video customer as an additional connection.

•	Marketable Passings – We report homes passed as the number of residential and business units, such as single residence homes, apartments and condominium units, passed by our broadband network and listed in our database. “Marketable passings” are homes passed other than those we believe are covered by exclusive arrangements with other providers of competing services.

•	On-net connections – All of our video and data connections are provided over our networks. Our voice connections consist of both “On-net” and “Off-net” connections. On-net refers to lines provided over our networks. Off-net refers to telephone connections provided over telephone lines leased from third parties.

•	Average Monthly Revenue Per Connection – The Average Monthly Revenue Per Connection is the total revenue for a month divided by the average number of connections for that month, expressed in dollars.

•	Average Monthly Connection Churn – The Average Monthly Connection Churn is the total churn for a month divided by the average number of connections for that month, expressed as a percentage.

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Knology Reports Fourth Quarter and Full-Year 2003 Results

March 15, 2004

Knology, Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2002	2003	2002	2003
Operating Revenues:
Video	$16,011	$18,747	$60,752	$71,879
Voice	16,249	18,517	58,742	70,117
Data and Other	6,562	8,385	22,372	30,942

Total Revenue	38,822	45,649	141,866	172,938
Cost & expenses (excluding non-cash stock based compensation, impairment and special charges, depreciation and amortization, and special charges)
Direct expenses	10,704	11,835	41,007	46,525
Operating and SG&A	20,753	24,482	79,837	93,366
Non-cash stock-based compensation	3,266	501	3,266	1,883
Impairment and special charges	(108,314)	0	(94,772)	991
Depreciation and amortization	20,386	18,884	80,533	77,806

Operating income (loss)	92,027	(10,053)	31,995	(47,633)
Interest income	115	98	395	379
Interest expense	(5,232)	(7,603)	(36,266)	(29,175)
Gain on adjustment of warrant to market	0	929	2,865	929
Other (expense) income, net	(45)	11	(321)	(12,288)

Net income (loss) from continuing operations before income taxes and cumulative effect of change in accounting principle	86,865	(16,618)	(1,332)	(87,788)
Income tax benefit	(119)	0	0	0

Net income (loss) before income taxes and cumulative effect of change in accounting principle	86,984	(16,618)	(1,332)	(87,788)
Cumulative effect of change in accounting principle	0	0	1,294	0
Net income (loss)	86,984	(16,618)	(2,626)	(87,788)
Basic and diluted income (loss) per average common share	1,728.25	(0.94)	(52.20)	(5.17)

Weighted average shares outstanding	50,296	17,688,503	50,331	16,995,092

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Knology Reports Fourth Quarter and Full-Year 2003 Results

March 15, 2004

Knology, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

ASSETS	12/31/02	12/31/03
Current assets
Cash and cash equivalents	$43,913	$63,335
Accounts receivable customers, net of allowance for doubtful accounts of $2,194 and $1,449 as of December 31, 2002 and 2003, respectively	14,863	19,284
Accounts receivable affiliates	72	0
Prepaid expenses and other current assets	996	1,818

Total current assets	59,844	84,437
Property, plant & equipment, net of accumulated depreciation of $242,695 and $319,361 as of December 31, 2002 and 2003, respectively	357,182	336,060
Intangible assets, net	41,084	41,150
Deferred issuance costs, net	447	365
Investments	12,580	1,243
Other	154	457

Total assets	$471,291	$463,712

LIABILITIES AND SHAREHOLDERS’ EQUITY	12/31/02	12/31/03
Current liabilities
Current portion of long-term debt	$3,406	$5,213
Accounts payable	15,729	15,520
Accrued liabilities	8,441	9,136
Unearned revenue	8,268	11,633

Total current liabilities	35,844	41,502
Notes payable	50,490	45,309
Unamortized investment tax credit	110	39
Senior notes	198,455	225,037
Warrants	1,861	932

Total non-current liabilities	250,916	271,317

Total liabilities	286,760	312,819

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Knology Reports Fourth Quarter and Full-Year 2003 Results

March 15, 2004

Knology, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

(Continued)

Preferred stock	1,548	0
Common stock	5	207
Non-voting common stock	0	21
Additional paid in capital	493,046	548,518
Accumulated deficit	(310,068)	(397,853)

Total stockholders’ equity	184,531	150,893

Total liabilities and stockholders’ equity	$471,291	$463,712

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Knology Reports Fourth Quarter and Full-Year 2003 Results

March 15, 2004

Knology, Inc.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Year Ended December 31,
	2002	2003
Cash Flow from Operations	$10,318	$29,512

Cash Flow used in Investing Activities	(44,847)	(55,473)

Cash Flow provided by Financing Activities	40,368	45,383

Net Increase in Cash and Cash Equivalents	5,839	19,422

Beginning of Period Cash and Cash Equivalents	38,074	43,913

Ending Cash and Cash Equivalents	$43,913	$63,335

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Knology Reports Fourth Quarter and Full-Year 2003 Results

March 15, 2004

Knology, Inc.

Reconciliation of EBITDA, As Adjusted to Net Income (Loss)

(Unaudited)

(In thousands)

EBITDA, as adjusted reconciliation	Three months ended December 31, 2002	Year ended December 31, 2002	Three months ended December 31, 2003	Year ended December 31, 2003
Net income (loss)	$86,984	$(2,626)	$(16,618)	$(87,788)
Depreciation and amortization	20,386	80,533	18,884	77,806
Restructuring expenses and non-cash (gains) and charges	(109,174)	(105,962)	0	84
Asset impairment	29	9,946	0	0
Non-cash stock based compensation	3,266	3,266	501	1,883
Litigation fees	831	1,244	0	907
Interest expense, net	5,117	35,871	7,505	28,796
Loss on investment	0	45	0	12,406
Gain on adjustment of warrants to market	0	(2,865)	(929)	(929)
Cumulative effect of change in accounting principle	0	1,294	0	0
Income tax benefit	(119)	0	0	0
Other	45	276	(11)	(118)

EBITDA, as adjusted	$7,365	$21,022	$9,332	$33,047

Knology, Inc.

Calculation of Net Debt and Net Debt to EBITDA, as Adjusted Ratio

And Reconciliation of Net Debt to Total Debt

(Unaudited)

(In thousands)

As of December 31, 2003
Total debt (including current portion)	$275,557
Cash and cash equivalents	(63,335)
Net debt	212,222
EBITDA, as adjusted annualized	37,328
Net debt to EBITDA, as adjusted	5.7x

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